Exhibit 10.55

SECOND COMMITMENT AMENDMENT TO

LOAN SALE AND SERVICING AGREEMENT

THIS SECOND COMMITMENT AMENDMENT TO LOAN SALE AND SERVICING AGREEMENT (this “Second Amendment”), dated as of January 31, 2013, is entered into by and among BBCV Receivables-Q 2010 LLC, a Delaware limited liability company, as seller (the “Seller”), Quorum Federal Credit Union, a federally chartered credit union, as buyer (the “Buyer”), Vacation Trust, Inc., a Florida Corporation, as Club Trustee (the “Club Trustee”), U.S. Bank National Association, a national banking association, as custodian and paying agent (the “Custodian”), Bluegreen Corporation, a Massachusetts corporation, as servicer (the “Servicer”), and Concord Servicing Corporation, an Arizona corporation, as backup servicer (the “Backup Servicer”).

RECITALS

WHEREAS, the Buyer, the Seller, the Servicer and the Backup Servicer have previously entered into that certain Loan Sale and Servicing Agreement, dated as of December 22, 2010, as amended by that certain Omnibus Amendment, dated as of May 3, 2011 and that certain Omnibus Amendment No. 2, dated as of February 7, 2012 and as further amended by that certain First Commitment Amendment, dated as of March 1, 2012 (as may be amended, supplemented or restated from time to time, the “Loan Sale and Servicing Agreement”).

WHEREAS, Standard Definitions are attached to the Loan Sale and Servicing Agreement at Annex A (the “Standard Definitions”).

WHEREAS, the parties hereto desire to modify the Loan Sale and Servicing Agreement as set forth in this Second Amendment.

WHEREAS, capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Sale and Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.         Amendment of Standard Definitions.

(a)       The following definitions shall replace the corresponding definition in the Standard Definitions:

“Commitment Period” and “Commitment Purchase Period” shall mean the period commencing on January 31, 2013 and continuing until March 31, 2014.

“Minimum Required Amount” shall mean, during the Commitment Period, an amount which does not exceed $30,000,000.

“Reacquisition Date” shall mean, with respect to the reacquisition of the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool, on or after the First Optional Reacquisition Date or the Second Optional Reacquisition Date, respectively, the date fixed pursuant to Section 11.3 of this Agreement.

“Reacquisition Price” shall mean, with respect to the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool, the sum of the Net Investment Amounts of all Sale Date Loan Pools comprising the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool, together with the Program Fee accrued and unpaid thereat at the applicable Program Fee Rate up to and including the Reacquisition Date.

(b)       The definition for Optional Reacquisition Date is hereby deleted in its entirety.

(c)       The following definitions shall be added to the Standard Definitions:

“First Aggregate Sale Date Loan Pool” shall mean, on any date of determination, all Timeshare Loans sold to the Buyer on each Sale Date occurring prior to January 31, 2013.

“First Optional Reacquisition Date” shall mean the first date on which the then current aggregate Net Investment Amounts in respect of all Timeshare Loans in the First Aggregate Sale Date Loan Pool is less than or equal to fifteen percent (15%) of all of the original aggregate Net Investment Amounts in respect of all of the Timeshare Loans sold in each Sale Date Loan Pool corresponding to the First Aggregate Sale Date Loan Pool on the related Sale Date.

“Second Aggregate Sale Date Loan Pool” shall mean, on any date of determination, all Timeshare Loans sold to the Buyer on each Sale Date occurring after January 31, 2013.

“Second Optional Reacquisition Date” shall mean the first date on which the then current aggregate Net Investment Amounts in respect of all Timeshare Loans in the Second Aggregate Sale Date Loan Pool is less than or equal to fifteen percent (15%) of all of the original aggregate Net Investment Amounts in respect of all of the Timeshare Loans sold in each Sale Date Loan Pool corresponding to the Second Aggregate Sale Date Loan Pool on the related Sale Date.

2.         Section 11.1 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 11.1. Clean-up Call; Optional Reacquisition; Election to Reacquire.

    The initial Servicer shall have the option to reacquire not less than all of the Timeshare Loans in the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool any date after the First Optional Reacquisition Date or the Second Optional Reacquisition Date, respectively, by payment of an amount equal to the Reacquisition Price (unless amounts in the Trust Accounts are sufficient to make such payments).

3.         Section 11.2 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 11.2. Notice to Buyer.

    The Servicer shall give written notice of its intention to reacquire the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool to the Buyer at least fifteen (15) days prior to the Reacquisition Date (unless a shorter period shall be satisfactory to the Buyer).

2

4.         Section 11.3 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 11.3. Notice of Reacquisition by the Servicer.

    Notices of reacquisition shall be given by electronic transmission and by first class mail, postage prepaid, mailed not less than fifteen (15) days prior to the Reacquisition Date, to the Buyer. All notices of reacquisition shall state (a) the Reacquisition Date, (b) the Reacquisition Price, (c) that the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool is being reacquired, (d) the Timeshare Loans comprising the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool and (e) that on the Reacquisition Date, the Reacquisition Price shall become due and payable in respect of the reacquisition of the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool, as applicable, and that the Program Fee shall cease to accrue if payment is made on the Reacquisition Date.

5.         Section 11.5 of the Loan Sale and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

SECTION 11.5. Timeshare Loans on Reacquisition Date.

    Notice of reacquisition having been given as provided in Section 11.2 hereof and deposit of the Reacquisition Price with the Buyer having been made as provided in Section 11.4 hereof, the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool being reacquired shall on the Reacquisition Date, become due and payable at the Reacquisition Price, and, on such Reacquisition Date, the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool, as applicable, shall cease to accrue the Program Fee. The Buyer shall apply all available funds in the Trust Accounts and the Buyer shall be paid any remaining portion of the Reacquisition Price by the Servicer upon transfer of the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool being purchased by the Servicer or its designee. If the Servicer shall have failed to deposit the Reacquisition Price with the Buyer, the principal and the Program Fee with respect to the First Aggregate Sale Date Loan Pool or the Second Aggregate Sale Date Loan Pool, as applicable, shall, until paid, continue to accrue at the applicable Program Fee Rate. The Servicer’s failure to deposit the Reacquisition Price shall not constitute a Purchase Termination Event hereunder.

6.         Choice of Law and Venue. This Second Amendment shall be construed in accordance with the internal laws of the State of New York.

7.         Binding Effect. This Second Amendment shall inure to the benefit of and be binding upon the parties to this Second Amendment and their successors and assigns.

8.         Counterpart Execution. This Second Amendment may be executed in counterpart, and any number of copies of this Second Amendment which in the aggregate have been executed by all parties to this Second Amendment shall constitute one original.

9.         Time is of the Essence. Time is of the essence in the performance of the obligations in this Second Amendment.

10.        No Third Party Beneficiary. No third party shall be a beneficiary hereof.

[Signatures Appear on Next Page]

3

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date set forth above.

THE BUYER:	QUORUM FEDERAL CREDIT UNION

By:	/s/ Bruno Sementilli
Bruno Sementilli,
President and CEO

THE SELLER:	BBCV Receivables-Q 2010 LLC

By:	/s/ Allan J. Herz
Allan J. Herz
President and Assistant Treasurer

THE SERVICER:		BLUEGREEN CORPORATION

	By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, CFO & Treasurer

THE BACKUP SERVICER:	CONCORD SERVICING CORPORATION

By:	/s/ Mary-Jeanne Fincher
Mary-Jeanne Fincher
Vice President and General Counsel

THE CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Custodian and Paying Agent hereunder

By:	/s/ Michelle Moeller
Printed Name: Michelle Moeller
Title: Vice President

THE CLUB TRUSTEE:	VACATION TRUST, INC.,
as Club Trustee

By:	/s/ Tonya Wardak
Tonya Wardak
Vice President, Treasurer and Secretary

4